EXHIBIT 10.24

AMENDMENT NO. 1 TO THE AFFINION GROUP HOLDINGS, INC. 2015 EQUITY INCENTIVE PLAN

This Amendment (this “Amendment”), dated as of November 14, 2018, is made by Affinion Group Holdings, Inc., a Delaware corporation (the “Company”).  Capitalized terms used and not defined herein shall have the meaning ascribed thereto in the Equity Incentive Plan (as defined below).

RECITALS

A.The Board of Directors adopted the Affinion Group Holdings, Inc. 2015 Equity Incentive Plan (the “Equity Incentive Plan”) on November 9, 2015.

B.Section 5(b) of the Equity Incentive Plan restricts the number of shares of Common Stock that may be granted with respect to Awards under the Equity Incentive Plan to an aggregate of 1,010,370.

C.The Company desires to amend Section 5(b) of the Equity Incentive Plan to increase the aggregate cap on the shares of Common Stock that may be issued to Eligible Persons under the Equity Incentive Plan to fifteen percent (15%) of the shares of Common Stock (on a fully diluted basis, but excluding vested and unvested shares of Common Stock and Options or other Awards granted under the Equity Incentive Plan).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Equity Incentive Plan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment to the Equity Incentive Plan

Section 5(b) of the Equity Incentive Plan is hereby amended and restated in its entirety as follows:

Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, the Committee is authorized to deliver under the Plan an aggregate number of shares of Common Stock equal to fifteen percent (15%) of the shares of Common Stock (on a fully diluted basis, but excluding vested and unvested shares of Common Stock and Options or other Awards granted under the Plan); (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 252,593 shares of Common Stock may be made to any single Participant during any calendar year and, subject to Section 12 of the Plan, grants of Incentive Stock Options under the Plan in respect of no more than 252,593 shares of Common Stock may be made to any single Participant during any single calendar year; (iii) subject to Section 12 of the Plan, no more than 252,593 shares of Common Stock may be earned in respect of Performance Compensation Awards granted pursuant to Section 11 of the Plan to any single Participant for a single calendar year during a Performance Period, or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 252,593 shares of Common Stock on the last day of the Performance Period to which such Award relates; (iv) the maximum amount that can be paid to any single Participant in any one calendar year pursuant to a cash bonus Award described in Section 11(a) of the Plan shall be $15,000,000; and (v) subject to Section 12 of the Plan, no more than 50,519 shares of Common Stock may be issued in respect of Awards granted to any single Participant who is a non-employee director for a single calendar year.

2.	Miscellaneous.
a.	The remaining provisions of the Equity Incentive Plan are hereby incorporated by reference, mutatis mutandis, as if such provisions were set forth fully herein.
b.	Except as specifically amended hereby, the Equity Incentive Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment is executed by the undersigned to be effective as of the date first written above.

THE COMPANY:
AFFINION GROUP HOLDINGS, INC.

By:	/s/ Gregory S. Miller
Name:	Gregory S. Miller
Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Amendment No. 1 to the Equity Incentive Plan]